For Immediate Release
October 29, 2012

Contact:	Tony J. VunCannon
Senior Vice President, Chief Financial Officer
Tony.Vuncannon@hometrustbanking.com
828-350-3049

HomeTrust Bancshares, Inc. Announces Date of Annual Meeting of Stockholders

Asheville, North Carolina   HomeTrust Bancshares, Inc. (the “Company”)(NASDAQ: HTBI) announced today that the Company’s first annual meeting of stockholders will be held at 10:00 a.m., local time, on January 17, 2013, at the Renaissance Hotel, located at 31 Woodfin Street, Asheville, North Carolina.

About HomeTrust Bancshares, Inc.

On July 10, 2012, the Company became the holding company for HomeTrust Bank (the “Bank”) in connection with the completion of the Bank’s conversion from the mutual to the stock form of organization and the Company’s related initial public stock offering. The Bank, including its banking divisions – HomeTrust Bank, Tryon Federal Bank, Shelby Savings Bank, Home Savings Bank, Industrial Federal Bank, Cherryville Federal Bank and Rutherford County Bank, is a community-oriented financial institution with $1.7 billion in assets as of June 30, 2012.  The Bank offers traditional financial services within its local communities through its 20 full service offices in Western North Carolina, including the Asheville metropolitan area, and the “Piedmont” region of North Carolina. The Bank is the 10th largest bank headquartered in North Carolina.

Forward-Looking Statements

Statements in this press release that are not historical facts may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties that could cause actual results to differ materially from the results anticipated in such statements, including increased competitive pressures, changes in the interest rate environment, changes in general economic conditions and conditions within the securities markets, legislative and regulatory changes and other factors described from time to time in documents filed and furnished by the Company with the Securities and Exchange Commission.

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